Exhibit 99.3

PepsiCo Announces Final Results for
Offers to Exchange Certain Outstanding Notes for New Notes

PURCHASE, N.Y., Nov. 8, 2018/PRNewswire/ -- PepsiCo, Inc. (NASDAQ: PEP) today announced that final results for offers to exchange certain outstanding notes for new notes are available at www.pepsico.com in the “Investors” section under “Exchange Offers.” The results will also be filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K, which can be found on the SEC’s website at https://www.sec.gov.

The new notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the new notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the outstanding notes or any other securities. The exchange offers are made only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:	Investors	Media
	Jamie Caulfield	Carrie Ratner
	Investor Relations	Communications
	914-253-3035	914-253-3817
	jamie.caulfield@pepsico.com	carrie.ratner@pepsico.com